Exhibit 21.1

Subsidiaries of Select Energy Services, Inc.

Entity	State of Formation
Select Agua Libre Midstream, LLC	Delaware
Complete Energy Services, LLC	Delaware
SES Holdings, LLC	Delaware
Select Energy Services, LLC	Delaware
Peak Oilfield Services, LLC	Texas
Rockwater Energy Solutions, LLC	Delaware
SES Sub A, LLC	Delaware
SES Sub B, LLC	Delaware
SES Sub C, LLC	Delaware
Select Energy Solutions (RW), Inc.	Delaware
Navy Holdings, Inc.	Delaware
Navy Holdco, LLC	Delaware
New Heckmann Water Resources Corporation	Delaware
New Heckmann Water Resources (CVR), Inc.	Delaware
SES Intermediate Holdings, LLC	Delaware
Affirm Oilfield Services, LLC	Texas
Heckmann Water Resources, LLC	Delaware
Heckmann Water Resources (CVR), LLC	Delaware
NES Water Solutions, LLC	Delaware
Guard Drilling Mud Disposal, LLC	Delaware
China Water and Drinks, LLC	Delaware
Badlands Power Fuels, LLC	Delaware
Nuverra Ohio Disposal LLC	Delaware
1960 Well Services, LLC	Ohio
Badlands Power Fuels, LLC	North Dakota
Clearwater Three LLC	Ohio
Clearwater Five LLC	Ohio
Clearwater Solutions LLC	Ohio
HEK Water Solutions, LLC	Delaware
Nuverra Total Solutions, LLC	Delaware
Heckmann Woods Cross, LLC	Utah
Nuverra Rocky Mountain Pipeline, LLC	Delaware
Breakwater Energy Services, LLC	Texas
Breakwater Energy Partners, LLC	Texas
Breakwater Midstream, LLC	Texas
Big Spring Recycling System, LLC	Delaware
Landtech Enterprises, LLC	North Dakota
Badlands Leasing, LLC	North Dakota
Ideal Oilfield Disposal, LLC	North Dakota
Select Water Reuse, LLC	Delaware
Select Western Company of Texas, Inc.	Texas
International Western Company, Inc.	North Dakota
Benchmark Energy Products, LLC	Texas
Benchmark Distribution Services, LLC	Texas
Rockwater Energy Solutions Water Management, LLC	Delaware
Rockwater Northeast, LLC	Delaware
Rockwater West TX, LLC	Delaware
EnerMAX Services Holdings, LLC	Delaware
EnerMAX Services G.P. ULC	Alberta
EnerMAX Services Limited Partnership	Alberta
EnerMAX Services (U.S.) Inc.	Delaware
Rockwater Energy Solutions North Dakota, Inc.	Delaware
Rockwater Production Testing Ltd.	Alberta

Rockwater Energy Solutions Administrative Services, LLC	Delaware
Crescent Companies, LLC	Delaware